Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference February 19, 2016 at 9:30 a.m. CST.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. Cellular reports fourth quarter and full year 2015 results

Significant improvements in operating and net income

Provides 2016 guidance

CHICAGO, (February 19, 2016) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $987.0 million for the fourth quarter of 2015, versus $1,008.7 million for the same period one year ago. Net loss attributable to U.S. Cellular shareholders and related diluted earnings per share were $1.7 million and $0.02, respectively, for the fourth quarter of 2015, compared to $21.3 million and $0.25, respectively, in the comparable period one year ago.

U.S. Cellular reported total operating revenues of $3,996.9 million and $3,892.7 million for the years ended 2015 and 2014, respectively.  Net income (loss) attributed to U.S. Cellular shareholders and related diluted earnings per share were $241.3 million and $2.84, respectively, for the year ended 2015, compared to $(42.8) million and $(0.51), respectively, for the year ended 2014.

"We achieved many of the strategic goals we set for 2015,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We successfully completed the rollout of our 4G LTE network, rebuilt customer loyalty as evidenced by historically low churn, and significantly improved our profitability.

“In addition, in an extremely competitive market, we were able to grow our customer base.  We’re going to continue to focus on customer growth in 2016 by offering our high-quality network, competitively priced products and services, and outstanding customer service to provide the best value in wireless.

"Looking forward, we plan to build upon our strengths. We will continue to enhance our network with technologies such as Voice over LTE, and nationwide 4G LTE roaming. We also will remain focused on increasing revenue driven by net additions, smartphone adoption and data monetization.”

2016 Estimated Results

U.S. Cellular’s estimates of full-year 2016 results are shown below.  Such estimates represent management’s view as of February 19, 2016.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

	2016 Estimated Results		Actual Results for Year Ended December 31, 2015
(Dollars in millions)
Total operating revenues	$3,900-$4,100		$3,997
Operating cash flow (1)	$525-$650		$675
Adjusted EBITDA (1)	$725-$850		$852
Capital expenditures	Approx. $	500	$533

The following table provides reconciliation to Operating Cash Flow and Adjusted EBITDA for 2016 estimated results, and actual results for the year ended December 31, 2015:

	2016 Estimated Results (2)	Actual Results for the Year Ended December 31, 2015
(Dollars in millions)
Net income (loss) (GAAP)	N/A	$247
Add back:
Income tax expense (benefit)	N/A	156
Income (loss) before income taxes (GAAP)	$0-125	$404
Add back:
Interest expense	105	86
Depreciation, amortization and accretion expense	600	606
EBITDA	$705-830	$1,096
Add back (deduct):
(Gain) loss on sale of business and
other exit costs, net	–	(114)
(Gain) loss on license sales and exchanges, net (4)	–	(147)
(Gain) loss on assets disposals, net	20	16
Adjusted EBITDA (1)	$725-850	$852
Deduct:
Equity in earnings of unconsolidated entities	(140)	(140)
Interest and dividend income; other income	(60)	(37)
Operating cash flow (1)(3)	$525-650	$675

Note: Totals may not foot due to rounding differences.

  Operating cash flow is defined as net income adjusted for the items set forth in the reconciliation above.  Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) is defined as net income adjusted for the items set forth in the reconciliation above.  Operating cash flow and Adjusted EBITDA exclude these items in order to show operating results on a more comparable basis from period to period. From time to time, U.S. Cellular may exclude other items from Operating cash flow and/or Adjusted EBITDA if such items help reflect operating results on a more comparable basis. U.S. Cellular does not intend to imply that any such items that are excluded are non-recurring, infrequent or unusual; such items may occur in the future.  Operating cash flow and Adjusted EBITDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to net income as indicators of the company’s operating performance or as alternatives to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows or as measures of liquidity. U.S. Cellular believes Operating cash flow and Adjusted EBITDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as indicated above.
  In providing 2016 Estimated Results, U.S. Cellular has not completed the above reconciliation to net income because it does not provide guidance for income taxes. U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.
  A reconciliation of Operating cash flow (Non-GAAP) to Operating income (GAAP) for full year 2015, 2014 and 2013 actual results can be found on the Guidance and Reconciliation page of the company's website at investors.uscellular.com.
  In February 2016, U.S. Cellular entered into multiple agreements to exchange licenses.  Agreements are subject to regulatory approval and other customary closing conditions, and are expected to close in 2016.  Upon closing of the transactions, U.S. Cellular expects to record a gain.  A reasonable estimate of the gains is unavailable at the time of this filing.

Conference Call Information

U.S. Cellular will hold a conference call on February 19, 2016 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentation page of investors.uscellular.com or at https://www.webcaster4.com/Webcast/Page/1145/13319.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.9 million customers in 23 states. The Chicago-based company had 6,400 full- and part-time associates as of December 31, 2015. At the end of the fourth quarter of 2015, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, Investor Relations Director

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit:

U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Retail Customers
Postpaid
	Total at end of period	4,409,000	4,341,000	4,324,000	4,307,000	4,298,000
	Gross additions	240,000	200,000	191,000	200,000	302,000
	Net additions (losses)	68,000	17,000	17,000	9,000	98,000
	ARPU (1)(11)	$51.46	$58.12	$53.62	$54.87	$56.51
	ABPU (2)(11)	$58.57	$63.88	$58.08	$58.50	$59.13
	ARPA (3)(11)	$131.96	$147.00	$133.85	$134.94	$136.13
	ABPA (4)(11)	$150.19	$161.57	$144.99	$143.86	$142.44
	Churn rate (5)	1.3%	1.4%	1.3%	1.5%	1.6%
	Smartphone penetration (6)	74%	72%	69%	67%	65%
Prepaid
	Total at end of period	387,000	380,000	368,000	360,000	348,000
	Gross additions	69,000	71,000	65,000	73,000	60,000
	Net additions (losses)	7,000	12,000	8,000	12,000	(2,000)
	ARPU (1)(11)	$35.54	$35.64	$35.98	$35.72	$35.33
	Churn rate (5)	5.4%	5.2%	5.2%	5.8%	5.9%
Total customers at end of period		4,876,000	4,807,000	4,779,000	4,775,000	4,760,000
Billed ARPU (1)(11)		$49.40	$55.42	$51.29	$52.29	$53.63
Service revenue ARPU (1)(11)		$55.31	$62.31	$57.55	$58.01	$60.10
Smartphones sold as a percent of total handsets sold		91%	87%	87%	86%	87%
Total population
	Consolidated markets (7)(10)	50,520,000	50,313,000	52,809,000	52,822,000	58,840,000
	Consolidated operating markets (7)	31,967,000	31,814,000	31,814,000	31,814,000	31,729,000
Market penetration at end of period
	Consolidated markets (8)	10%	10%	9%	9%	8%
	Consolidated operating markets (8)	15%	15%	15%	15%	15%
Capital expenditures (000s)		$198,111	$134,816	$133,666	$66,460	$181,655
Total cell sites in service		6,297	6,246	6,223	6,219	6,220
Owned towers (9)		3,978	3,957	3,940	3,936	4,280

(1)

Average Revenue Per User (“ARPU”) are metrics calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

	a.	Postpaid ARPU consists of total postpaid service revenues and postpaid customers.
	b.	Prepaid ARPU consists of total prepaid service revenues and prepaid customers.
	c.	Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.
	d.	Service revenue ARPU consists of total postpaid, prepaid and reseller service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.
(2)

Average Billing Per User (“ABPU”) metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid customers by the number of months in the period.

(3)	Average Revenue Per Account (“ARPA”) metric is calculated by dividing total postpaid service revenue by the average number of postpaid accounts by the number of months in the period.
(4)

Average Billing Per Account (“ABPA”) metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts by the number of months in the period.

(5)

Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(6)

Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding connected devices. Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(7)

During the third quarter of 2015 U.S. Cellular reassessed population statistics with respect to markets which U.S. Cellular consolidates and revised its calculations to more accurately calculate such population statistics.  As a result, prior period population data and corresponding market penetration ratios were revised for markets that U.S. Cellular currently consolidates, or previously consolidated in the periods presented.  The decrease in the population of Consolidated markets is due primarily to the license exchange transactions of certain non-operating licenses in Illinois and Indiana in March 2015. Total Population is used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively.  See footnote (8) below.

(8)

Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(9)	During the quarter ended March 31, 2015, U.S. Cellular sold 359 towers in divested markets.
(10)	As licenses awarded in Auction 97 have not yet been granted, population statistics related to such licenses have not been included in population data.
(11)	The quarter ended September 30, 2015 results include the recognition of $58 million in revenue due to the termination of the awards program.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Three Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2015	2014	Amount	Percent
Operating revenues
Service	$801,887	$849,788	$(47,901)	(6)%
Equipment sales	185,148	158,956	26,192	16%
Total operating revenues	987,035	1,008,744	(21,709)	(2)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	189,107	202,423	(13,316)	(7)%
Cost of equipment sold	273,582	342,355	(68,773)	(20)%
Selling, general and administrative	387,206	394,553	(7,347)	(2)%
Depreciation, amortization and accretion	156,420	140,955	15,465	11%
(Gain) loss on asset disposals, net	4,045	4,695	(650)	(14)%
(Gain) loss on sale of business and other exit costs, net	270	(5,136)	5,406	>100%
(Gain) loss on license sales and exchanges, net	–	(21,547)	21,547	N/M
Total operating expenses	1,010,630	1,058,298	(47,668)	(5)%

Operating income (loss)	(23,595)	(49,554)	25,959	52%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	30,354	23,598	6,756	29%
Interest and dividend income	10,498	6,119	4,379	72%
Interest expense	(24,955)	(14,674)	(10,281)	(70)%
Other, net	192	(121)	313	>100%
Total investment and other income	16,089	14,922	1,167	8%

Income (loss) before income taxes	(7,506)	(34,632)	27,126	78%
Income tax expense (benefit)	(4,880)	(12,528)	7,648	61%
Net income (loss)	(2,626)	(22,104)	19,478	88%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(963)	(764)	(199)	(26)%
Net income (loss) attributable to U.S. Cellular shareholders	$(1,663)	$(21,340)	$19,677	92%

Basic weighted average shares outstanding	84,320	84,066	254	-
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.02)	$(0.25)	$0.23	92%

Diluted weighted average shares outstanding	84,320	84,066	254	-
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.02)	$(0.25)	$0.23	92%

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Twelve Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Change
	2015	2014	Amount	Percent
Operating revenues
Service	$3,350,431	$3,397,937	$(47,506)	(1)%
Equipment sales	646,422	494,810	151,612	31%
Total operating revenues	3,996,853	3,892,747	104,106	3%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	775,042	769,911	5,131	1%
Cost of equipment sold	1,052,810	1,192,669	(139,859)	(12)%
Selling, general and administrative	1,493,730	1,591,914	(98,184)	(6)%
Depreciation, amortization and accretion	606,455	605,997	458	-
(Gain) loss on asset disposals, net	16,313	21,469	(5,156)	(24)%
(Gain) loss on sale of business and other exit costs, net	(113,555)	(32,830)	(80,725)	>(100)%
(Gain) loss on license sales and exchanges, net	(146,884)	(112,993)	(33,891)	(30)%
Total operating expenses	3,683,911	4,036,137	(352,226)	(9)%

Operating income (loss)	312,942	(143,390)	456,332	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	140,083	129,764	10,319	8%
Interest and dividend income	36,332	12,148	24,184	>100%
Interest expense	(86,194)	(57,386)	(28,808)	(50)%
Other, net	466	160	306	>100%
Total investment and other income	90,687	84,686	6,001	7%

Income (loss) before income taxes	403,629	(58,704)	462,333	>100%
Income tax expense (benefit)	156,334	(11,782)	168,116	>100%
Net income (loss)	247,295	(46,922)	294,217	>100%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	5,948	(4,110)	10,058	>100%
Net income (loss) attributable to U.S. Cellular shareholders	$241,347	$(42,812)	$284,159	>100%

Basic weighted average shares outstanding	84,248	84,213	35	-
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$2.86	$(0.51)	$3.37	>100%

Diluted weighted average shares outstanding	84,891	84,213	678	1%
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$2.84	$(0.51)	$3.35	>100%

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$715,376	$211,513
Accounts receivable from customers and others, net	672,219	556,958
Inventory, net	149,307	267,068
Prepaid expenses	80,794	59,744
Net deferred income tax asset	–	93,058
Other current assets	53,946	90,834
	1,671,642	1,279,175

Assets held for sale	–	107,055

Licenses	1,834,212	1,443,438
Goodwill	369,596	370,151
Investments in unconsolidated entities	363,383	283,014

Property, plant and equipment
In service and under construction	7,668,736	7,458,740
Less: Accumulated depreciation	5,019,803	4,730,523
Property, plant and equipment, net	2,648,933	2,728,217

Other assets and deferred charges (1)	172,212	251,259

Total assets	$7,059,978	$6,462,309

(1)	U.S. Cellular reclassified unamortized debt issuance costs of $25.0 million as of December 31, 2014 from Other assets and deferred charges to Long-term debt, net due to early adoption of ASU 2015-03.

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2015	2014
Current liabilities
Current portion of long-term debt	$11,313	$46
Accounts payable
Affiliated	10,170	9,774
Trade	274,807	306,845
Customer deposits and deferred revenues	250,983	287,562
Accrued taxes	28,448	36,652
Accrued compensation	67,770	66,162
Other current liabilities	104,447	149,853
	747,938	856,894

Liabilities held for sale	–	20,934

Deferred liabilities and credits
Net deferred income tax liability	820,731	859,867
Other deferred liabilities and credits	290,949	284,002

Long-term debt, net (1)	1,628,507	1,126,860

Noncontrolling interests with redemption features	1,097	1,150

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,496,453	1,472,558
Treasury shares	(156,535)	(169,139)
Retained earnings	2,132,521	1,910,498
Total U.S. Cellular shareholders' equity	3,560,513	3,301,991

Noncontrolling interests	10,243	10,611

Total equity	3,570,756	3,312,602

Total liabilities and equity	$7,059,978	$6,462,309

(1)	U.S. Cellular reclassified unamortized debt issuance costs of $25.0 million as of December 31, 2014 from Other assets and deferred charges to Long-term debt, net due to early adoption of ASU 2015-03.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)

	2015	2014
Cash flows from operating activities
Net income (loss)	$247,295	$(46,922)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	606,455	605,997
Bad debts expense	105,745	101,282
Stock-based compensation expense	24,748	22,383
Deferred income taxes, net	55,306	57,604
Equity in earnings of unconsolidated entities	(140,083)	(129,764)
Distributions from unconsolidated entities	60,041	112,336
(Gain) loss on asset disposals, net	16,313	21,469
(Gain) loss on sale of business and other exit costs, net	(113,555)	(32,830)
(Gain) loss on license sales and exchanges, net	(146,884)	(112,993)
Noncash interest expense	1,621	1,155
Other operating activities	(400)	26
Changes in assets and liabilities from operations
Accounts receivable	(95,730)	12,547
Equipment installment plans receivable	(133,734)	(188,829)
Inventory	117,764	(28,878)
Accounts payable	4,931	(98,177)
Customer deposits and deferred revenues	(36,612)	33,524
Accrued taxes	33,569	(99,483)
Accrued interest	4,047	1,307
Other assets and liabilities	(55,723)	(59,412)
Net cash provided by operating activities	555,114	172,342

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(580,593)	(605,083)
Cash paid for acquisitions and licenses	(285,807)	(38,150)
Cash received from divestitures and exchanges	316,729	179,842
Cash received for investments	–	50,000
Federal Communications Commission deposit	–	(60,000)
Other investing activities	1,003	2,619
Net cash used in investing activities	(548,668)	(470,772)

Cash flows from financing activities
Issuance of long-term debt	525,000	275,000
Repayment of borrowing under revolving credit facility	–	(150,000)
Borrowing under revolving credit facility	–	150,000
Common shares reissued for benefit plans, net of tax payments	2,167	830
Common shares repurchased	(6,188)	(18,943)
Payment of debt issuance costs	(13,005)	(9,644)
Acquisition of towers in common control transaction	(2,437)	(76,298)
Distributions to noncontrolling interests	(6,369)	(3,056)
Payments to acquire additional interest in subsidiaries	(2,108)	–
Other financing activities	357	(11)
Net cash provided by financing activities	497,417	167,878

Net increase (decrease) in cash and cash equivalents	503,863	(130,552)

Cash and cash equivalents
Beginning of period	211,513	342,065
End of period	$715,376	$211,513

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Cash flows from operating activities	$(341)	$(158,289)	$555,114	$172,342
Less: Cash used for additions to property, plant and equipment	173,997	180,309	580,593	605,083
Free cash flow	(174,338)	(338,598)	(25,479)	(432,741)
Add: Sprint Cost Reimbursement	2,378	19,085	29,974	71,097
Adjusted free cash flow (1)	$(171,960)	$(319,513)	$4,495	$(361,644)

(1)

Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment.  Adjusted free cash flow is defined as Cash flows from operating activities (which includes cash outflows related to the Sprint decommissioning), as adjusted for cash proceeds from the Sprint Cost Reimbursement (which are included in Cash flows from investing activities in the Consolidated Statement of Cash Flows), less Cash used for additions to property, plant and equipment.  Sprint decommissioning and Sprint Cost Reimbursement are further defined and discussed in our Annual Report on Form 10-K for the year ended December 31, 2015.  Free cash flow and Adjusted free cash flow are non-GAAP financial measures which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations (including cash proceeds from the Sprint Cost Reimbursement), after Cash used for additions to property, plant and equipment.